Exhibit 24

Power of Attorney

I, Robert C. Pozen, do hereby appoint each of:

Bradley E. Lerman, Senior Vice President, General Counsel and Corporate Secretary, Medtronic plc c/o Medtronic, Inc., 710 Medtronic Parkway, Minneapolis, MN 55432-5604;

Keyna P. Skeffington, Vice President, Deputy General Counsel and Assistant Secretary, Medtronic plc c/o Medtronic, Inc., 710 Medtronic Parkway, Minneapolis, MN 55432-5604;

Sarah M. Maveus, Principal Legal Counsel, Medtronic plc c/o Medtronic, Inc., 710 Medtronic Parkway, Minneapolis, MN 55432-5604; and

Rhonda L. Ingalsbe, Senior Manager, Shareholder Services, Medtronic plc c/o Medtronic, Inc., 710 Medtronic Parkway, Minneapolis, MN 55432-5604;

as attorney-in-fact in my name, place and stead to act individually in any way which I myself could do, if I were personally present, with respect to the filing of reports as required under Section 16(a) of the Securities Exchange Act of 1934, including Forms 3, 4 and 5, and under Rule 144 of the Securities Act of 1933, until I am no longer required to file such reports unless earlier revoked by me in a signed writing delivered to the foregoing attorneys-in-fact.

In Witness Whereof, I have hereunder set my name this 20th day of January, 2015.

/s/ Robert C. Pozen

Robert C. Pozen